EXHIBIT 10.4

Schedule of Key Executive Restoration Plan Participants

Current executive officer

Neil A. Schrimsher
Todd A. Barlett
Fred D. Bauer
Warren E. Hoffner
Kurt W. Loring
David K. Wells

The Executive Organization & Compensation Committee has set the Company Contribution Percentage for Mr.Schrimsher at 10%.